CUSIP No. 90138F102	13G	Page 1 6 of 16 Pages

Exhibit 2

Members of Group

Deer VII & Co. Ltd.

Deer VII & Co. L.P.

Bessemer Venture Partners VII L.P.

Bessemer Venture Partners VII Institutional L.P.

BVP VII Special Opportunity Fund L.P.

15 Angels LLC